Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, of our report dated July 17, 2020, relating to the balance sheet of Kismet Acquisition One Corp as of June 11, 2020 and the related statements of operations, changes in shareholder’s equity and cash flows for the period from June 3, 2020 (inception) through June 11, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
July 17, 2020